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                                                                      EXHIBIT 5

                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                                 April 27, 2001



Selas Corporation of America
2034 Limekiln Pike
Dresher, Pennsylvania  19025

Ladies and Gentlemen:

                  We have acted as counsel to Selas Corporation of America (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to common shares of the Company, par value $1.00 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 2001 Stock Option Plan (the "Plan").

                  In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's articles of incorporation and bylaws, each as amended to date, resolutions adopted by its board of directors, the Plan, and such other agreements, instruments, documents and records relating to the Company and the issuance of the Shares as we have deemed appropriate for the purpose of giving this opinion. In all such examinations, we have assumed the genuineness of signatures, authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company.

                  We express no opinion concerning any laws of any jurisdiction other than the corporation laws of the Commonwealth of Pennsylvania.

                  Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of options properly granted under the Plan has been duly authorized by a necessary corporate action on the part of the Company, and the Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.


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                  We consent to the use of this opinion as an exhibit to the
Registration Statement.

                                            Very truly yours,

                                            /s/ Drinker Biddle & Reath LLP

                                            DRINKER BIDDLE & REATH LLP